Exhibit 99.1

DRAFT NEWS RELEASE

Ocean Power Technologies Announces New Contract with the U.S. Department of Defense Office of Naval Research

Pennington, NJ – September 14, 2016 – Ocean Power Technologies, Inc. (NASDAQ: OPTT) (“OPT” or “the Company”) announced today that it has been awarded a contract (or “Contract”), valued at nearly $250,000, by the U.S. Department of Defense Office of Naval Research (“ONR”) to conduct the design of a new mass-spring oscillating PowerBuoy for mission critical sensors. Such a PowerBuoy differs from the current PB3 type in that it is self-contained and has no external moving components. Phase one of the contract scope includes the system design and laboratory testing of a proprietary, self-contained, inertia-based, mass-spring oscillator and power take-off (“PTO”), and for the selection of a station keeping propulsion solution to be integrated into the PowerBuoy. The contract allows for two subsequent phases, valued together at nearly $750,000, which are dependent upon the successful completion of phase one and additional ONR funding. This future scope would include the detailed design of the entire power conversion system, power generation system, and the PowerBuoy hull, as well as testing of the mass-spring oscillating PTO, and the build and integration of a full PowerBuoy system that is ready for ocean deployment.

George H. Kirby, President and Chief Executive Officer of OPT, stated, “We are excited to work with the Office of Naval Research on this new contract. OPT already has several patented solutions for mass-spring oscillating designs, and we hope to leverage this technical expertise to address ONR’s needs. We believe that an inertia-based PTO could provide advantages to OPT in the autonomous offshore power marketplace and could enable a new product line of buoys and modules.”

OPT’s self-contained PowerBuoy concept was first developed to address the Navy’s need for an easily deployable, persistent solution for powering multiple sensors while also responding to other specific mission critical needs. Advantages of this solution concept in security and defense applications are its low profile, and that it can be tailored to meet various mission specifics, including underwater applications. Additionally, this solution concept does not need to be anchored to the ocean floor, making it well suited for rapid deployment without regard to water depth. The expected duration of this first phase of the ONR contract is nine months.

Dr. Mike M. Mekhiche, OPT's Executive Vice President of Engineering and Operations, stated, “This PTO is part of an anchorless, station keeping, low profile PowerBuoy® that would power mission critical sensors and the buoy’s control and propulsion systems. The objective of this first phase is to design and optimize the inertia based generation system, evaluate the buoy propulsion system, and carry out performance testing of critical PTO components. The proposed system is scalable and once completed, could expand OPT’s product portfolio with more product options into the commercial and defense markets.”

About Ocean Power Technologies

Headquartered in Pennington, New Jersey, Ocean Power Technologies (NASDAQ:OPTT) is a pioneer in ocean wave energy conversion. OPT’s proprietary PowerBuoy® technology is based on a scalable and modular design. OPT specializes in cost-effective and environmentally sound ocean wave based power generation and management technology.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact: Matthew T. Shafer, Chief Financial Officer of OPT Investor Relations Contact: Andrew Barwicki Barwicki Investor Relations Inc.	Phone: 609-730-0400 Phone: 516-662-9461